SUBSCRIPTION AGREEMENT

microHelix, Inc.

This Subscription Agreement (this "Agreement"), effective December 30, 2009 (the "Effective Date"), is between WS Technologies LLC, an Oregon limited liability company ("Subscriber") and microHelix, Inc., an Oregon corporation (the "Company").

Agreement

The parties agree as follows:

1.      Subscription.

Subject to the terms of this Agreement, Subscriber hereby purchases from the Company, and the Company hereby issues to Subscriber, 1,000,000 shares of Series D Preferred Stock (the "Series D Preferred Shares") of the Company in exchange for 99 Units (the "Units") of Subscriber.

2.      Representations of the Company.  The Company represents to Subscriber that:

2.1           Organization and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  The Company has the requisite power and authority to execute and deliver this Agreement, to issue the Series D Preferred Shares and to carry out its obligations under this Agreement.

2.2           Validity.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.  The Series D Preferred Shares are duly and validly authorized and upon issuance to Subscriber and, upon issuance of the Units to the Company, will be fully paid and nonassessable.

3.      Representations and Warranties of Subscriber.  Subscriber represents to the Company that:

3.1           Authority.  All acts and conditions necessary for the authorization, execution, delivery, and consummation by Subscriber of this Agreement and the transactions contemplated herein have been taken, performed, and obtained.

3.2           Validity.  This Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.  Subscriber has full power and authority to execute, deliver and perform Subscriber's obligations under this Agreement.  The Units are duly and validly authorized and, upon issuance of the Series D Preferred Shares to Subscriber, will be fully paid and nonassessable.

Subscription Agreement

3.3           Restricted Securities.  Subscriber understands that the Series D Preferred Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be transferred or resold without registration under the Securities Act only in certain limited circumstances.

4.      Successors and Assigns.

This Agreement will bind and inure to the benefit of the parties and to their successors and assigns.

5.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, without giving effect to conflicts of laws principles thereunder.

6.      Counterparts.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

IN WITNESS WHEREOF, Subscriber and the Company have executed and delivered this Agreement as of the Effective Date.

SUBSCRIBER:	WS TECHNOLOGIES LLC
By microHelix, Inc., its Manager

	By	/s/ Thomas A. Sidley
Thomas A. Sidley, President

COMPANY:	MICROHELIX, INC.

	By	/s/ Thomas A. Sidley
Thomas A. Sidley, President

Subscription Agreement